MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding ("**MOU**") is dated the 7th day of JULY 2010 and is entered into by and between: -

(1) **Moxisign Pty Ltd** ("Moxisign") Registration number 2009/020089/07, a company incorporated under the Company laws of South Africa and having its registered office at 17 Ou Wingerd Pad, Constantia , Cape Town and

(2) Hestifor (Pty) Limited ("Hestifor ") (Registration No.2010 /014416/07), a company incorporated under the laws of South Africa and having for the time being its principal place of business at 7th Floor Sandton office Tower, Sandton City, Sandton , Johannesburg and

(3) Dr Lisa Ramakrishnan ("Ramakrishnan ") an adult female medical practitioner residing at 17 Ou Wingerd Pad Constantia , Cape Town and who presently represents **Moxisign Pty Ltd** and owns 100% of the issued shares of Moxisign.

(Moxisign , Hestifor and Ramakrishnan shall be referred to individually as "**Party**" or collectively as the "**Parties**").

WHEREAS :

A. Moxisign carries on the business of pharmaceutical supplies , distribution, sourcing and manufacturing for the South African and other developing markets ("**Business**").

B. Hestifor is a BEE entity with the appropriate skills, experience and knowledge of the South African pharmaceutical environment. Hestifor is especially aligned with government policies and long term strategies in the Anti Retroviral segment of the pharmaceutical industry.

C. Hestifor has as its primary objectives to:

- Pursue investments in the pharmaceutical supply and manufacturing sectors
- Assist Moxisign in tendering as a viable alternative in the Anti Retroviral sector

- pursue these opportunities in a socially responsible manner
- select investment ventures that will directly contribute to the empowerment of workers and the communities in which they live, and circulation of capital in deprived areas of South Africa
- ensure the participation of black businesses in the mainstream economy of South Africa

D. Moxisign has as its primary objectives to :

- pursue state tenders for specifically Antiretroviral ("ARV") supplies and distribution;

-establish, build, own and operate a fully functional manufacturing plant for purposes of minimizing the costs and supplying and distributing ARV's at a nominal price.

E. The Parties have decided:

to come together to pursue the business, and to record the understanding of the Parties' necessary cooperation between themselves and to achieve the above objectives in a timely manner and as a first step to the signing of the sale of shares agreement as well as the shareholders agreement, setting out their respective rights and obligations in the new entity , the Parties have agreed to enter into this MOU.

NOW it is hereby understood and agreed as follows:

1. COOPERATION

1.1 The Parties agree:

(a) that Ramakrishnan will sell to Hestifor who will then take up 49% of the issued shares in Moxisign (Pty) Limited at a cost of R50.00 per share in terms of a sale of shares agreement and simultaneously with this will sign a shareholders' agreement ;

(b) that "Ramakrishnan" as the majority shareholder in Moxisign shall be responsible for providing the operational capital and project funding for the Company as required:

(c)that the Company be committed to skills transfer and an affirmative procurement policy;

(d) that "Ramakrishnan" and Hestifor shall each be allowed to appoint a minimum of 3 directors to the board of Moxisign and thereafter each party shall appoint executives as an when required according to the growth and expansion of the business. All Board appointments to be finalized by 10th August 2010 .

1.2 In particular the Parties have discussed and Hestifor acknowledges and understands that Moxisign will require Hestifor to:

(a) provide the BEE credentials as required by both local legislation and as specified by potential clients, to enable Moxisign to bid for business in South Africa;

(b) comply with Moxisign's business organisation and processes and provides all necessary and reasonable support to ensure Moxisign is a successful business venture;

(c) provide strategic and operational skills to Moxisign, where necessary, at a managerial and executive level, and, non executive directors and consultants when and if required by Moxisign;

(d) Assist in acquiring black employees for Moxisign to ensure that Moxisign's business complies with transformation requirements of clients and the South African government.

2. UNDERTAKINGS

Each Party undertakes to do all things within its power, which are necessary or desirable to give effect to the spirit and intent of this MOU.

3. CONFIDENTIALITY

3.1 In connection with the activities contemplated by this MOU it is anticipated that each Party will disclose to the other, certain confidential information. The Parties agree to execute and date the mutual confidentiality agreement attached to this MOU in Annexure "A" simultaneously with the execution and dating of this MOU.

3.2 In the event that any press release and/or announcement in respect of this MOU, Moxisign, or any Project related to the business is required to be made by either Party or its related corporation, the Parties shall consult each other as to the contents and time of release of such press release/s and/or announcement /s prior to making the same , provided that:

(a) both Parties shall use their best endeavours to make such disclosures simultaneously

4. SHAREHOLDERS AGREEMENT

4.1 The parties shall sign a shareholders' agreement which shall supersede the Articles of Association of Moxisign. This will cover the relationship between them as shareholders and will include, but not be limited to, the share capital contribution, the future capitalization of the company, dividend policy, shareholder's loan accounts, constitution of the board of directors, voting rights, board and shareholders meeting procedure, intellectual property rights, confidentiality, permitted transfers, the funding of the obligations of "Ramakrishnan" and Moxisign in the period to financial sustainability and relationship of the Shareholders' of Moxisign inter se.

4.2 The parties shall formalize the MOU by way of a sale of shares agreement and a shareholders' agreement by no later than the 10 August 2010.

5. EXCLUSIVITY

For the period commencing from the date hereof and expiring on termination or expiry or any further agreement superseding this MOU, the Parties:-

a) shall work with each other on an exclusive basis towards the objectives to be fully defined by the parties in a consultative document outlining the business objectives and processes of Moxisign in pursuing the business of Moxisign within South Africa and Africa, which agreement may not be dissimilar to the one alluded to in 7(b) hereunder

b) shall not directly or indirectly, take any action to solicit, initiate, seek, entertain, encourage or support any inquiry, indication of interest, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, or communicate any intention to do any of these things to, any third party regarding the business of Moxisign

6. COSTS AND EXPENSES

Moxisign shall bear the costs and expenses arising out of or in connection with carrying out their obligations under this MOU.

7. TERMINATION OF THIS MOU

This MOU shall expire on the earlier of:

a) 3 months of the date of execution of this MOU, unless mutually extended for a further period by the Parties in writing, or

b)on the 30 September , by which date the parties shall have formalised the consultative document/s and signed the sale of shares and the shareholders agreement.

8. MISCELLANEOUS

8.1 This MOU is intended to be legally binding except where specifically stated otherwise.

8.2 This MOU contains the entire agreement between the Parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements.

8.3 This MOU shall be governed by and construed in accordance with the laws of South Africa and the Parties hereby agree to submit to the exclusive jurisdiction of the courts of South Africa.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorised representatives to execute and sign the above agreement .

Signed for and on behalf of **Moxisign Pty Ltd** by a duly authorised person in the presence of:

Name:

Signature of witness: Signature of witness:

Name of witness: Name of witness: NAIMISH PATEL

Address of witness: Address of witness: 17 OU WINGERD PAD CONSTANTIA CAPE TOWN

Signed for and on behalf of **Hestifor (Pty) Limited** by a duly authorised person in the presence of:

Name: JAINTHREE NAIDOO

Signature of witness: Signature of witness: (signature)

Name of witness: Name of witness:

Address of witness: Address of witness:

(signature)

Signed by "Ramakrishnan" on behalf of ....

in the presence of:

Name:

Signature of witness: Signature of witness: (signature)

Name of witness: Name of witness: NAIMISH PATEL

Address of witness: Address of witness: 17 OU WINGERD PAD CONSTANTIA CAPE TOWN

(signature)